EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-173461) of Vishay Precision Group, Inc., and
2)	Registration Statement (Form S-8 No. 333-168256) pertaining to the Vishay Precision Group, Inc. 2010 Stock Incentive Program

of our reports dated March 12, 2012, with respect to the combined and consolidated financial statements of Vishay Precision Group, Inc. and the effectiveness of internal control over financial reporting of Vishay Precision Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania
March 12, 2012